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                                                                    Exhibit 10.3
                                                                  EXECUTION COPY

                               AMENDMENT NO. 1 TO
             AMENDED AND RESTATED SEVERANCE AND EMPLOYMENT AGREEMENT

                  THIS AMENDMENT NO. 1 ("Amendment No. 1") TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), dated as of December 16, 2002, is
between                   (the "Executive") and ROYAL APPLIANCE MFG. CO., an
Ohio corporation (the "Company").


                  WHEREAS, the Company and the Executive are parties to the Agreement which provides for certain payments and other benefits to the Executive in the event that the Executive's employment with the Company is terminated following a change in control of the Company;

                  WHEREAS, as of the date hereof, the Company is entering into an agreement and plan of merger, with TechTronic Industries Co., Ltd., a corporation organized under the laws of Hong Kong ("TTI"), RAMC Holdings, Inc., a Delaware corporation ("Acquiror"), and TIC Acquisition Corp., an Ohio corporation and a wholly owned subsidiary of Acquiror, pursuant to which TTI will acquire all of the issued and outstanding common shares of the Company (the "Merger Agreement");

                  WHEREAS, the Company and the Executive desire that the transactions contemplated by the Merger Agreement not be deemed a "change in control of the Company" under the Agreement; and

                  WHEREAS, Section 14 of the Agreement permits the Agreement to be amended by the written agreement of the Executive and the Company.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the Executive and the Company hereby agree as follows:

                  Effective as of the date hereof, Section 3 of the Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

          "3.     Change in Control

                  No benefit shall be payable hereunder (and Sections 4 through 11, 18, and 20 shall not be applicable) unless a change in control of the Company shall have occurred within the Term of Agreement and the Executive's employment by the Company shall have been terminated within three years thereafter, whether or not within the Term of Agreement. For purposes of this Agreement, a `change in control of the Company' shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any similar item or successor schedule, form, or report) promulgated under the Securities Exchange Act of 1934 as amended

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         (`Exchange Act'); provided that, without limitation, such a change in control shall be deemed to have occurred if and at such times as (i) any `person' (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company presenting 30% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority (i.e., more than one-half) thereof unless the election, or the nomination for election by the Company's shareholders, of each new director during such two-year period was approved by an affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of said two-year period. Notwithstanding the foregoing, in no event shall the transactions associated with or contemplated by the Merger Agreement, nor any other transactions which result in the succession by TTI to all or substantially all of the business or assets of the Company, be deemed a `change in control of the Company' for purposes of this Agreement.

      Executed in Glenwillow, Ohio as of this 16th day of December, 2002.

ROYAL APPLIANCE MFG. CO.


By:
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                                            "Executive"

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